FOR IMMEDIATE RELEASE

CONTACTS:

Rick J. Filippelli Chief Financial Officer TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873 732-748-1700	Donald C. Weinberger Alisa D. Steinberg (Media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com alisa@wolfeaxelrod.com

TeamStaff, Inc. Announces The Receipt Of $2.25 million In Workers’ Compensation Collateral

SOMERSET, New Jersey, March 7, 2006 (PRN NEWSWIRE) — TeamStaff, Inc. (NASDAQ: TSTF), a national provider of medical staffing services, today announced that it received the return of $2.25 million of a trust account from Zurich American Insurance Company. The trust account provides security as part of TeamStaff's prior workers' compensation program. Commenting on the return of this collateral, T. Kent Smith, TeamStaff's President and CEO stated ‘‘we are extremely pleased that Zurich has reduced our collateral requirements on outstanding workers' compensation claims. As the legacy workers' compensation program further unwinds, we anticipate the potential return of additional collateral approximating $1.3 million over the next several years.’’ Under a previously reported settlement reached with CNA Claimsplus, Inc. and certain of its associated entities, TeamStaff will pay the aggregate amount of $1.5 million of the payment to those entities in settlement of certain disputed insurance premium and loss claims. This completes TeamStaff’s obligations under that settlement agreement in full. The balance will be used to support TeamStaff's operations.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical staffing and payroll solutions. TeamStaff is a leading provider of nursing and allied healthcare professionals and operates through three medical staffing units. TeamStaff's RS Staffing subsidiary specializes in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General Services Administration and Veterans Affairs. The TeamStaff Rx subsidiary operates throughout the US and specializes in the supply of allied medical employees and nurses, especially ‘‘travel’’ staff (typically 13 week assignments). TeamStaff's Nursing Innovations unit provides travel nursing, per diem nursing, temporary-to-permanent nursing and permanent nursing placement services. Through its DSi payroll services division, TeamStaff provides customized payroll management and tax services, primarily to the construction industry. DSi's service offerings include payroll check processing via web, phone or fax, federal and state quarterly and year-end tax compliance reports, W-2 processing and financial management reports, including certified payroll reports and custom software interfaces. DSi processes payrolls for approximately 700 clients that have more than 30,000 employees. For more information, visit the TeamStaff web site at www.teamstaff.com.

Special Note on Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: (i) regulatory and tax developments; (ii) changes in direct costs and operating expenses; (iii) ability to effectively implement business strategies and operating efficiency initiatives, including, but not limited to, business, acquisition and growth strategies; (iv) ability to complete potential acquisitions and integrate them effectively; (v) the effectiveness of sales and marketing efforts, including TeamStaff's marketing arrangements with other companies; (vi) ability to retain qualified management personnel; (vii) changes in the competitive environment in the temporary staffing and payroll processing industry, including competition for qualified temporary medical staffing personnel; (viii) the favorable or unfavorable development of workers' compensation claims covered under TeamStaff's workers'

compensation programs; and (ix) other one-time events and other important factors disclosed previously and from time to time in TeamStaff's filings with the U.S. Securities and Exchange Commission. These and other risks are detailed from time to time in TeamStaff’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended September 30, 2005 and Form 10-Q for the quarter ended December 31, 2005 and available at the Investor Relations section of TeamStaff’s web site at http://www.teamstaff.com or the SEC's web site at www.sec.gov. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

‘‘Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TeamStaff, Inc.'s business which are not historical facts are ‘‘forward-looking statements’’ that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ‘‘Risk Factors’’ in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.